UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 7, 2010 (July 2, 2010)

Commission File No. 0-5411

HERLEY INDUSTRIES, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	23-2413500
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)
3061 Industry Drive, Lancaster, PA	17603
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 717-397-2777

Former name or former address, if changed since last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01:  Entry into a Material Definitive Agreement.

On July 2, 2010, Herley Industries, Inc. (the “Company”) announced that an agreement has been reached and preliminarily approved by the United States District Court for the Eastern District of Pennsylvania, to settle all securities class actions originally filed in 2006, and subsequently consolidated under the caption: In re Herley Industries, Inc. Securities Litigation,  Docket No. 06-cv-2596 (JRS).

As previously disclosed, between June 2006 and August 2006, the Company and certain of its current and former officers and directors (the “Individual Defendants”) were named as defendants in five related class actions alleging violations of the federal securities laws in the United States District Court for the Eastern District of Pennsylvania.  Those cases were subsequently consolidated into one class action on behalf of a purported class of all persons who purchased or otherwise acquired stock of the Company between October 1, 2001 through June 14, 2006 (the “Class”).  The Plaintiff alleged claims on behalf of the Class under Sections Section 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder. The plaintiffs sought damages in excess of $80 million on behalf of the Class.

At all times during the pendency of the litigation, the Company and the Individual Defendants have steadfastly maintained that the claims raised in the securities class action were without merit, and have vigorously contested those allegations.  As part of the settlement, the Company and the Individual Defendants continue to deny any liability or wrongdoing under the securities laws.  As set forth in the Stipulation and Agreement of Settlement, the defendants are entering into the settlement to eliminate the burden, expense, uncertainty and risk of further litigation.

The terms of the settlement provide for, in part, the dismissal of the litigation against the Company and all of the Individual Defendants, and the creation by the Company of a $10 million settlement fund.  The fund will be allocated, after deduction of court-ordered expenses, such as attorneys’ fees and expenses, settlement administration costs and any applicable taxes, among members of the settlement class who submit valid proofs of claims.  The settlement remains subject to the final approval of the Court, which will convene a hearing on September 13, 2010 to address, among other things, the issue of final approval of the settlement, and the amount of fees to be awarded to counsel for the Class.  Terms for distribution of the settlement fund to class members, less fees awarded by the Court to class counsel, will be contained in a notice to be sent to class members.

In connection with the settlement, the Company will record  a charge to operations of $10,000,000 during its fiscal fourth quarter.

The Stipulation and Agreement of Settlement is attached to this Current Report as Exhibit 10.1 and the press release announcing the proposed settlement is attached to this Current Report as Exhibit 99.1.

Item 9.01:                      Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description
10.1	Stipulation and Agreement of Settlement
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 7, 2010	HERLEY INDUSTRIES, INC. By: /s/John A. Thonet John A. Thonet